Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES SECOND QUARTER 2012 RESULTS

Conference Call and Webcast Scheduled for Tuesday, August 14 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, August 13, 2012 – Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported net income for the period from the closing of its initial public offering (“IPO”) on May 15, 2012 through June 30, 2012 of $4.3 million, or $0.41 per share.  The Company also reported a net book value of $20.17 per share as of June 30, 20121.

SECOND QUARTER 2012 HIGHLIGHTS

•                 Successfully completed IPO and concurrent private placements, raising over $200 million in equity

•                 Declared a $0.38 per share dividend for the 47-day period ending June 30, 2012

•                 Generated net income of $4.3 million, or $0.41 per share

•                 Generated core earnings of $4.8 million, or $0.47 per share

•                 $20.17 net book value of as of June 30, 20121

•                 3.04% weighted average portfolio yield

•                 0.38% weighted average cost of financing

•                 3.21% weighted average portfolio yield, including IO securities2

•                 0.76% weighted average effective cost of financing, including swaps2

•                 2.45% weighted average net interest spread, including IO securities and swaps2

•                 Entered into repurchase agreements with nine (9) counterparties, providing in excess of  $1.9 billion in available financing

•                 8.3x leverage as of June 30, 2012

SECOND QUARTER 2012 RESULTS

1 The net book value per share is based on fully diluted shares outstanding and is exclusive of the dividend declared subsequent to quarter-end.

2 Non-GAAP measures.

For the 47-day period within the quarter ended June 30, 2012, the Company earned net income of $0.41 per diluted share. During the period, the Company generated core earnings of $4.8 million, or $0.47 per diluted share. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; and (iv) non-cash stock-based compensation expense. Net interest income for the period was $6.1 million.

During the 47-day period ending June 30, 2012, the Company’s weighted average yield on its portfolio was 3.04% and its weighted average repurchase agreement rate was 0.38%. The annualized net interest spread was 2.66%.

During the 47-day period ending June 30, 2012, the Company’s weighted average yield on its portfolio was 3.21%, including interest from Agency IO securities and its effective cost of funds (including the cost of interest rate swaps) was 0.76%. The annualized net interest spread was 2.45%, including interest from Agency IO securities and taking into account the cost of the interest rate swaps.

“We are pleased with the financial results that we delivered for our initial period of operations,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “We believe our ability to leverage the world-class resources of our external manager, Western Asset, will enable us to steadily grow our book value while maintaining an attractive dividend for our shareholders. While our dividend payout was less than our taxable income for our initial period of operations, we intend to pay out close to 100% of our taxable income generated in 2012 by the end of this year.”

Stephen Fulton, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “We are optimistic about the opportunity to invest at attractive net spreads. We currently have a heavy emphasis on call protected 20 and 30 year Agency mortgages, which reflects our view that they produce the highest, hedge adjusted carry in the current yield curve and interest rate environment.  Under current market conditions, we expect to maintain leverage relatively consistent with the level we had at June 30, 2012.”

PORTFOLIO COMPOSITION

As of June 30, 2012, the Company owned an aggregate securities portfolio equaling $1.92 billion in market value, comprised of $1.53 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $223.7 million of 20-year fixed-rate Agency RMBS, $76.8 million of fixed-rate collateralized mortgage obligations and $86.3 million market value of Agency interest-only and inverse interest-only strips.

The following table sets forth additional information regarding the Company’s portfolio as of June 30, 2012:

Portfolio
($ in millions)

Sector	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.0%	$ 159.8	$ 162.9	$ 164.0
	3.5%	784.9	825.5	828.2
	4.0%	419.1	450.2	450.1
	7.0%	77.0	89.5	89.7
20-year fixed rate	3.5%	186.1	197.1	196.9
	4.0%	24.9	26.9	26.8
Total Specified Pool		$ 1,651.8	$ 1,752.1	$ 1,755.7
CMO
Fixed Rate	6.5%	$ 66.0	$ 77.1	$ 76.8
IO/IIO	4.3%	N/A	59.8	59.5
Agency interest-only strips, accounted for a derivatives	4.2%	N/A	27.2	26.8
Total CMO		$ 66.0	$ 163.1	$ 163.1
Total Portfolio			$ 1,915.2	$ 1,918.8

PORTFOLIO FINANCING

At June 30, 2012, the Company financed its portfolio with $1.74 billion of borrowings under master repurchase agreements with nine (9) counterparties, bearing fixed interest rates with maturities between July 2012 and September 2012. The Company has also entered into approximately $1.02 billion notional amount of pay-fixed receive-LIBOR swaps that have variable maturities between May 2014 and June 2032. Approximately 22% of the notional amount of these positions is held in forward starting swaps (approximately 1 year forward).

The following tables set forth additional information regarding the Company’s portfolio financing as of June 30, 2012:

Financing
($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Total	$1,736.5	0.42%	54

The following table summarizes the average fixed pay rate and average maturity for the Company’s interest rate swaps as of June 30, 2012:

Swap Transactions
($ in millions)

Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
> 1 year to 3 years	$320.0	0.7%	2.4
> 3 year to 5 years	$165.0	1.1%	4.6
> 5 years	$530.5	1.8%	10.0
Total Portfolio	$1,015.5	1.3%	6.7

CONFERENCE CALL

The Company will host a conference call with a live webcast on Tuesday, August 14, 2012 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the second quarter ended June 30, 2012.

Individuals interested in participating in the conference call may do so by dialing 877.941.0844 from the United States, or 480.629.9835 from outside the United States and referencing conference ID 4554209. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through August 28, 2012 by dialing 800.406.7325 from the United States, or 303.590.3030 from outside the United States, and entering conference ID 4554209. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a REIT that invests primarily in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC).  The Company may opportunistically supplement its portfolio by investing in its potential target assets, which include residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity, commercial mortgage-backed securities and other asset-backed securities. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s prospectus for the Company’s initial public offering  filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute  non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

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Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 478-2700 x29	(916) 939-7285
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Balance Sheet (Unaudited)

(in thousands—except share and per share data)

June 30, 2012

Assets:
Cash and cash equivalents	$26,781
Residential mortgage-backed securities, at fair value ($1,819,089 pledged as collateral, at fair value)	1,918,832
Investment related receivables	102,336
Accrued interest receivable	7,076
Due from counterparties	8,000
Derivative assets, at fair value	1,283
Other assets	552
Total Assets	2,064,860

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$1,736,493
Investment related payables	106,019
Accrued interest payable	1,000
Due to counterparties	4,309
Derivative liability, at fair value	6,327
Accounts payable and accrued expenses	433
Payable to related party	1,607
Total Liabilities	1,856,188

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 and 100,000 shares authorized, 10,343,944 shares issued and outstanding	103
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-
Additional paid-in capital	204,308
Retained earnings	4,261
Total Stockholders’ Equity	208,672
Total Liabilities and Stockholders’ Equity	$2,064,860

Western Asset Mortgage Capital Corporation

Statement of Operations (Unaudited)

(in thousands—except share and per share data)

For the period from May 15, 2012 (commencement of operations) through June 30, 2012

Net Interest Income:
Interest income	$6,850
Interest expense	725
Net Interest Income	6,125

Other Income (Loss):
Realized gain on sale of Residential mortgage-backed securities and other securities, net	1,120
Other loss on Residential mortgage-backed securities	(605)
Unrealized gain on Residential mortgage-backed securities and other securities, net	3,925
Loss on derivative instruments (includes ($5,408) mark-to-market adjustments on derivative instruments), net	(5,313)
Other Income (Loss), net	(873)

Operating Expenses:
General and administrative (includes $54 non-cash stock based compensation)	584
Management fee – related party	407
Total Operating Expenses	991

Net income available to Common Stock and participating securities	$4,261

Earnings per Common Share – Basic and Diluted	$0.41

Basic and diluted weighted average number of common shares outstanding	10,334,824

Dividends Declared per Share of Common Stock	$-

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

For the period from May 15, 2012 (commencement of operations) through June 30, 2012

Net Income – GAAP	$4,261
Adjustments:
Non-cash stock-based compensation expense	54
Unrealized gain on RMBS	(3,925)
Mark-to-market adjustments on derivative instruments	4,968
Other loss on Residential mortgage-backed securities	605
Realized gain on sale of RMBS	(1,120)
Total adjustments	582
Core Earnings - Non-GAAP Financial Measure	$4,843

Basic and Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.47

Basic and diluted weighted average common shares and participating securities	10,334,824